                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         FIRST ALBANY COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    [FIRST ALBANY COMPANIES INC. LETTERHEAD]

                                                              April 13, 1998

Dear Shareholder:

The 1998 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the offices of the Company at 30 South Pearl Street, Albany, New York on Thursday, May 14, 1998, at 10:00 A.M. (EDT).

The enclosed material includes the Notice of Annual Meeting and Proxy Statement which describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Meeting. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. Over 95% of the outstanding shares were represented at last year's Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence. George C. for your continued support and confidence.

                                                 Sincerely yours,

                                                 /s/  George C. McNamee


                                                 George C. McNamee
                                                 Chairman of the Board

                    [FIRST ALBANY COMPANIES INC. LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  MAY 14, 1998



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the "Company") will be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Thursday, May 14, 1998 at 10:00 a.m. (EDT), for the following purposes:

         (1)    To elect nine directors;

         (2) To act upon a series of proposed amendments to the Company's Certificate of Incorporation and Bylaws to:

                (a) Classify the Board of Directors into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year;

                (b) Provide that the number of directors of the Company shall be fixed from time to time by the Board of Directors within the range provided in the Bylaws of the Company;

                (c) Provide that directors may be removed for any reason by a majority vote of the Board of Directors or may be removed for any reason by the affirmative vote of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors;


                (d) Require that advance notice of shareholder proposals and nominations and certain related information be given in the manner provided for in the Bylaws;


                (e) Provide that the shareholder vote required to amend or repeal the foregoing provisions of the Certificate of Incorporation and certain related provisions of the Bylaws, or to adopt any provision inconsistent therewith, shall be 80% of the voting power of the Company entitled to vote generally in the election of directors;

         (3) To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1998; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Holders of Common Stock of record as of the close of business on March 30, 1998, are entitled to receive notice of and vote at the Annual Meeting of Shareholders. A list of such shareholders may be examined at the offices of the Company during regular business hours for ten full days prior to the Annual Meeting as well as at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

                                        By Order of the Board of Directors

                                        /s/ Stephen P. Wink

                                        Stephen P. Wink
                                        Secretary



Albany, New York
April 13, 1998

                           FIRST ALBANY COMPANIES INC.

                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207
                                  ------------

                                 PROXY STATEMENT
                                  ------------

                         ANNUAL MEETING OF SHAREHOLDERS
                    -----------------------------------------

                                  MAY 14, 1998


         This Proxy Statement is being furnished to the Shareholders of First Albany Companies Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Thursday, May 14, 1998 at 10:00 A.M. (EDT), and any postponements or adjournments thereof (the "Meeting"). The mailing address of the Company is 30 South Pearl Street, Albany, New York 12207 and its telephone number is (518) 447-8500.

         At the Meeting, the Shareholders of the Company will be asked (i) to elect nine directors of the Company, (ii) to adopt a series of proposed amendments to the Certificate of Incorporation and Bylaws of the Company (which are listed in the Notice to which this Proxy Statement is attached) relating to the classification of the Board into three classes (together, the "Director Amendments") and (iii) to ratify the selection by the Board of Coopers & Lybrand L.L.P. to serve as the Company's independent auditors for 1998.

         This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 13, 1998. The cost of solicitation of proxies will be borne by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, by telephone, telegraph, telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. Proxies in the form enclosed, properly executed by Shareholders and returned to the Company and not revoked, will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy or by attending and voting in person at the Meeting.

                                   THE COMPANY

         The Company, which was incorporated under the laws of the State of New York in November 1985, is a holding company which, through its principal wholly-owned subsidiary, First Albany Corporation ("First Albany"), is an investment banking, securities trading, and brokerage firm serving corporations, governments, and institutional and individual investors.

                         VOTING, RECORD DATE AND QUORUM

         Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted "FOR" the election of the nine persons named under the caption "Election of Directors"; "FOR" each of the amendments included in the Director Amendments; and "FOR" the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for 1998. The persons named in the proxy also may vote in favor of a proposal to adjourn the Meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the Meeting, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

         The close of business on March 30, 1998 has been fixed as the record date for the determination of Shareholders entitled to vote the 5,886,806 shares of Common Stock that were outstanding as of that date at the Meeting. Each Shareholder will be entitled to cast one vote, in person or by proxy, for each share of Common Stock held. The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors or ratification of Coopers & Lybrand L.L.P. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required for the adoption of each of the amendments included in the Director Amendments. Unless each of the amendments included in the Director Amendments is approved at the Meeting, none of such amendments will be implemented. Accordingly, each abstention and broker non-vote with respect to any of the amendments included in the Director Amendments will have the same effect as a vote against the adoption of all such amendments. THE BOARD RECOMMENDS THE ELECTION OF THE NINE PERSONS NAMED UNDER "ELECTION OF DIRECTORS", THE ADOPTION OF EACH OF THE AMENDMENTS INCLUDED IN THE DIRECTOR AMENDMENTS AND RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS.

               STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of March 16, 1998, by (i) persons owning more than 5% of the Common Stock, (ii) each director of the Company and the executive officers included in the Summary Compensation Table and (iii) all officers and directors of the Company as a group.

                                                                    Shares Beneficially Owned(7)
                                                                    ----------------------------
Name                                                                  Number            Percent
----                                                                  ------            -------
George C. McNamee(1)(2)(4)(6)                                         978,665                16.1%
Alan P. Goldberg(2)(4)(6)                                             727,982                12.0%
Hugh A. Johnson, Jr.(2)(4)                                            175,632                2.95%
Peter Barton                                                                0        (less than)1%
J. Anthony Boeckh                                                       7,751        (less than)1%
Walter Fiederowicz(5)                                                   5,814        (less than)1%
Daniel V. McNamee III(1)                                               61,669                1.05%
Charles L. Schwager                                                    12,154        (less than)1%
Benaree P. Wiley                                                        1,093        (less than)1%
David J. Cunningham(2)                                                131,083                2.23%
Timothy R. Welles                                                       1,235        (less than)1%
Stephen P. Wink(2)                                                        691        (less than)1%
First Albany Employee Stock Bonus Plan(2)                           1,656,207               28.13%
All officers and directors of the Company as a group(2)(3)(4)       3,615,194               57.13%


(1) Does not include interest as residual beneficiary under the McNamee Family Trust, and with respect to Daniel V. McNamee III as trustee under the Trust. Mr.
G. McNamee disclaims beneficial ownership of any such interest.


(2) The Board of Directors of the Company serves as the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan (the "Stock Bonus Plan"). Daniel V. McNamee III serves as Trustee of the Trust created thereby. Pursuant to the terms of the Stock Bonus Plan, individual employees are permitted to direct the vote of shares allocated to their respective accounts. The number of shares beneficially owned by Messrs. G. McNamee, Goldberg, Johnson, Cunningham and Wink includes the shares allocated to the respective accounts of such person under the Stock Bonus Plan as of December 31, 1997, all of which shares are fully vested, except for Mr. Wink's shares, of which 99 shares are fully vested. Under the terms of the Stock Bonus Plan Trust Agreement, the Trustee, under the direction of the Administrative Committee, has the authority and power to dispose of the assets of the Trust Fund, and therefore, the Trustee may be deemed to have beneficial ownership of all the shares held in the Stock Bonus Plan.


(3) Includes all shares beneficially owned by such person, shares owned by the McNamee Family Trust, and all shares held under the Stock Plan.


(4) Includes 207,454, 169,193, and 64,807 options to purchase shares, granted to Messrs. G. McNamee, Goldberg and Johnson respectively, all of which options are fully vested and exercisable in accordance with the Stock Incentive Plan.


(5) Includes 2,921 shares owned by Geraldine Fiederowicz, of which Mr. Fiederowicz disclaims ownership.

(6) Includes 21,716 shares owned by the McNamee Charitable Trust of which Mr. McNamee is the sole trustee and 7,000 shares owned by the Goldberg Charitable Trust of which Mr. Goldberg is the sole trustee. Messrs. McNamee and Goldberg disclaim beneficial ownership of any such shares.

(7) Except as noted, all shares are held individually or jointly with a spouse and the named person has or shares the right to vote and to dispose of the shares indicated.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company currently provide that the Board shall consist of nine directors and recommends the election of each of the nominees named below. Additionally, the Board has determined that if the Director Amendments become effective, the Board shall consist of nine directors. Accordingly, if the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election as directors of the nominees named below. If the Director Amendments are adopted at the Meeting, three directors will serve as Class I directors for a term expiring at the 1999 Annual Meeting of Shareholders, three directors will serve as Class II directors for term expiring at the 2000 Annual Meeting of Shareholders and three directors will serve as Class III directors for a term expiring at the 2001 Annual Meeting of Shareholders, or in each case until their successors are duly elected and qualified or until their earlier resignation or removal. If the nominees named below are elected at the Meeting, Class I will consist of the following directors: Messrs. Barton, G. McNamee and Fiederowicz; Class II will consist of the following directors: Messrs. Johnson, Schwager and D. McNamee; and Class III will consist of the following directors: Goldberg and Boeckh and Ms. Wiley. In the event that the Director Amendments are not adopted at the Meeting, all nominees elected at the Meeting will serve for a term of one year or until their successors are duly elected and qualified or until their earlier resignation or removal.


         Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board, such nominees intend to serve the entire term for which election is sought. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. All the nominees for directors are presently directors of the Company.

         The information set forth below, based upon the information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of March 14, 1998.


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The directors nominated for election are as follows:

GEORGE C. McNAMEE, age 51, joined First Albany in 1969. From 1975 until 1989, he served as President of First Albany. He has served as Chairman of First Albany since 1984 and Co-Chief Executive Officer since 1993. Mr. McNamee serves on the Board of Directors of the New York State Science and Technology Foundation, the Meta Group, Mechanical Technology Incorporated, Internet Shopping Network and MapInfo Corporation. He previously served as a member of the Governor's Commission on State and Local Fiscal Policies and as Chairman of the State Debt Reform Committee for New York State. He also serves as Chairman of the Committee on Clearance and Settlement of the Securities Industry Association. Mr. McNamee has been Chairman and a director of the Company since its incorporation in 1985.

ALAN P. GOLDBERG, age 52, joined First Albany in 1980 and shortly thereafter became Executive Vice President. Mr. Goldberg became President of First Albany in 1989 and Co-Chief Executive Officer in 1993. He is a past member of the Board of Governors of the Boston Stock Exchange and past Chairman of the District Business Conduct Committee of the National Association of Securities Dealers. Mr. Goldberg is Chairman of the Board of Trustees of the Albany Institute of History and Art, Director of Mechanical Technology Incorporated, and a Director of the Center for Economic Growth and a member of the Board of Directors of the Albany Symphony Orchestra. Mr. Goldberg has been a director of the Company since its incorporation in 1985.

HUGH A. JOHNSON, JR., age 57, joined First Albany in 1977. He is currently Senior Vice President and the Chief Investment Officer. He has also been Chairman of First Albany Asset Management Corporation, a subsidiary of the Company, since 1991. He has served on the Board of Directors of First Albany since 1985, Mr.

HUGH A. JOHNSON, JR., age 57, joined First Albany in 1977. He is currently Senior Vice President and the Chief Investment Officer. He has also been Chairman of First Albany Asset Management Corporation, a subsidiary of the Company, since 1991. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is a Director of the New York State Business Development Corporation and serves on other state and community boards. Mr. Johnson has served as a director of the Company since 1990.


PETER BARTON, age 47, is President of Barton and Associates, a private investment firm specializing in technology and software. From August 1994 through April 1997, Mr. Barton was President and Chief Executive Officer of Liberty Media Corporation and Executive Vice President of Tele-Communications, Inc. Prior to August 1994, Mr. Barton served as a director of Liberty Media Corporation. Mr. Barton also serves as a director of Ascent Entertainment Group, Inc. and Ticketmaster Group, Inc. Mr. Barton has been a director of the Company since July 1997.


J. ANTHONY BOECKH, Ph.D., age 59, has been Chairman and Chief Executive Officer of BCA Publications Ltd., Montreal, Canada, and has been Editor-in-Chief of The Bank Credit Analyst since 1971. Mr. Boeckh is also a principal of Greydanus, Boeckh and Associates Inc., Montreal, Canada, a fixed income specialty manager. He also serves on other industry and community boards. Mr. Boeckh has been a director of the Company since 1986, and serves as a member of the Executive Compensation Committee.


WALTER M. FIEDEROWICZ, age 51, since August 1997 has been a private investor and consultant. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company that owns shares of common stock of World Airways, Inc. (a leading provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronic information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp., (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including executive vice president and chairman and served as director of Conning and Company (the parent company of an investment firm). Mr. Fiederowicz also serves as a director of Photronics, Inc. (a photomark manufacturer) and Compensation Value Alliance, Inc. (a provider of workers' compensation-related services).


DANIEL V. McNAMEE III, age 53, has been Chairman of The Publishing and Media Group, formerly McNamee Consulting Company Inc., a management consulting firm specializing in the media communications industry since 1981. Mr. McNamee is a member of the Audit Committee and has been a director of the Company since its incorporation in 1985.

CHARLES L. SCHWAGER, age 54, founded Loanet, Inc. in 1981, a provider of on-line, real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. Mr. Schwager served as President of Loanet, Inc. from 1981 to 1994, when the company was sold. He continues to be employed by Loanet, Inc. in a consulting capacity. Mr. Schwager is a member of the Audit and Executive Compensation Committees and has been a director of the Company since 1995.


BENAREE P. WILEY, age 51, is President and Chief Executive Officer of The Partnership, a Boston-based organization formed by business and civic leaders to promote the development of professionals of color through access to corporate, municipal and state leaders. Ms. Wiley is a member of the Board of Directors of The Boston Company, a Trustee of Boston College and serves on the Board of Directors of the Boston Children's Museum and the United Way of Massachusetts. From 1989 to 1991, Ms. Wiley served as Director of Graduate Admissions for Harvard Law School and from 1987 through 1991, she maintained a private consulting practice. Ms. Wiley serves as Chairperson of the Audit Committee and has been a director of the Company since 1993.


George C. McNamee and Daniel V. McNamee, III are brothers.

The executive officers who are not nominated for election as directors are as follows:

TIMOTHY R. WELLES, age 38, joined the Company in July 1997 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Welles was Executive Vice President, Chief Operating Officer and a member of the Board of Directors of InteliData Technologies Corp. and its predecessor company, Colonial Data Technologies Corp., from February 1996 through July 1997. Prior to that, Mr. Welles was Senior Vice President - Investment Banking at First Albany Corporation since 1993.

STEPHEN P. WINK, age 39, joined First Albany in 1996. He has been Secretary and General Counsel of the Company since August 1997. Mr. Wink has been Senior Vice President, General Counsel and Secretary of First Albany Corporation since 1996, and was Assistant Secretary of the Company from 1996 through July 1997. Before joining First Albany, Mr. Wink was an attorney for the law firm of Cleary, Gottlieb, Steen & Hamilton since prior to 1993.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held four meetings during the Company's fiscal year ended December 31, 1997. Each current Director attended 75% or more of the aggregate number of meetings of the Board of Directors and each committee to which he/she was appointed that were held during the period in which he/she was a director.

         The Audit Committee, responsible for reviewing the Company's financial statements, met once during the fiscal year. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report, and their recommendations, and recommends the selection of the Company's independent auditors. During fiscal year 1997, the Audit Committee was comprised of Messrs. Schwager and D. McNamee, and Ms. Wiley.

         The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company, compensation under the Management Bonus Compensation Plan, and the granting of stock options under the Stock Incentive Plan and awards under the Company's Restricted Stock Plan. The Executive Compensation Committee met twice during the fiscal year. During fiscal year 1997, the Executive Compensation Committee was comprised of Messrs. Boeckh and Schwager.

         The Board of Directors does not have a nominating committee.

         During 1997, the Company paid directors who are not executive officers of the Company an annual retainer of $6,000 and $2,500 per meeting attended, plus reimbursement of reasonable expenses. In addition, the Chairman of any committee and non-employee members of such committees are paid $250 and $200, respectively, per meeting attended.

         THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NINE DIRECTOR NOMINEES.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, First Albany extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Co-Chief Executive Officers of the Company during fiscal year 1997, and the other executive officers at the end of fiscal year 1997 constituting the most highly compensated executive officers of the Company (the "Named Executive Officers").

                                                                           LONG TERM      ALL OTHER
                                             ANNUAL COMPENSATION           COMPENSATION   COMPENSATION
                                                                           AWARD          (2)
          ------------------------ --------  --------------  ------------  ------------  ------------
                                   YEAR(1)      SALARY          BONUS         SHARES
          NAME & PRINCIPAL                                                  UNDERLYING
          POSITION                                                           OPTIONS
          ------------------------ --------  --------------  ------------  ------------  ------------
          GEORGE C. MCNAMEE        1997         250,000         200,000      50,000        6,400
          CHAIRMAN & CO-CHIEF      1996         250,000         320,000      50,000        6,000
          EXECUTIVE OFFICER        1995         250,000          80,000           0        2,250
          ------------------------ --------  --------------  ------------  ------------  ------------
          ALAN P. GOLDBERG         1997         250,000         200,000      50,000        6,400
          PRESIDENT & CO-CHIEF     1996         250,000         320,000      50,000        6,000
          EXECUTIVE OFFICER        1995         250,000          80,000           0        2,250
          ------------------------ --------  --------------  ------------  ------------  ------------
          HUGH A. JOHNSON, JR.     1997         200,000         200,000      20,000        6,400
          SENIOR VICE PRESIDENT    1996         200,000         256,000           0        6,000
                                   1995         200,000          64,000           0        4,642
          ------------------------ --------  --------------  ------------  ------------  ------------
          DAVID J. CUNNINGHAM      1997         150,000               0           0        6,400
          VICE PRESIDENT           1996         150,000          88,000           0          975
                                   1995         150,000          22,000           0          462
          ------------------------ --------  --------------  ------------  ------------  ------------
          TIMOTHY R. WELLES (3)    1997          75,609          54,006           0            0
          CHIEF FINANCIAL OFFICER
          ------------------------ --------  --------------  ------------  ------------  ------------
          STEPHEN P. WINK (4)      1997         150,000         100,000       5,000          875
          SECRETARY AND            1996          72,308          46,000       5,000            0
          GENERAL COUNSEL
          ------------------------ --------  --------------  ------------  ------------  ------------


(1) In 1996, the Company changed its fiscal year to the calendar year. Compensation reflected for fiscal years 1997 and 1996 covers the twelve-month periods ended December 31, 1997 and December 31, 1996, respectively. Compensation reflected for the fiscal year 1995 covers the compensation received during the Company's 1995 fiscal year during the three-month period from September 30, 1995 through December 31, 1995 on an annualized basis.


(2) Represents contributions by the Company to the Employee Stock Bonus Plan, a tax qualified employee benefit plan in which all employees of the Company are eligible to participate.

(3) Mr. Welles joined the Company on July 28, 1997. Accordingly, the table includes only the compensation Mr. Welles received from that day forward.

(4) Mr. Wink joined the Company on May 28, 1996. Accordingly, the table includes only the compensation Mr. Wink received from that day forward.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during 1997 in respect of employment during 1997 to the Named Executive Officers.

                                            INDIVIDUAL GRANTS
                           ----------------------------------------------------
                           NUMBER OF     % OF TOTAL
                           SECURITIES     OPTIONS                                     POTENTIAL REALIZABLE VALUE
                           UNDERLYING    GRANTED TO                                      AT ASSUMED RATES OF
                            OPTIONS      EMPLOYEES    EXERCISE OR                      STOCK PRICE APPRECIATION
                            GRANTED      IN FISCAL     BASE PRICE    EXPIRATION          FOR OPTION TERM (3)
          NAME               (#)(1)         YEAR      ($/SH)(1)(2)      DATE             5%               10%
          ----               ------         ----      ------------      ----             --               ---
George C. McNamee           55,125          9.27          9.25        1/16/07       $3,131,748.39     $5,266,212.19
Alan P. Goldberg            55,125          9.27          9.25        1/16/07       $3,131,748.39     $5,266,212.19
Hugh A. Johnson, Jr.        22,050          3.71          9.25        1/16/07       $1,252,699.36     $2,106,484.87
Timothy R. Welles                0             0             0            N/A                 N/A               N/A
Stephen P. Wink              5,513           .93          9.70        5/12/07       $  310,908.09     $  524,373.83
David J. Cunningham              0             0             0            N/A                 N/A               N/A



(1) During the 1997 fiscal year, the Company issued two 5% stock dividends. As a result, the number of securities underlying each option granted and the exercise price have been adjusted to reflect such dividends where appropriate.

(2) All at fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire option term and the stock price increased at annual compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table provides information concerning the exercise of stock options during 1997 by each of the Named Executive Officers and the year-end value of their unexercised options.

                                                                            NUMBER OF                  VALUE OF
                                                                           UNEXERCISED                UNEXERCISED
                                                                           OPTIONS AT                IN-THE-MONEY
                              SHARES                                         FISCAL                   OPTIONS AT
                             ACQUIRED                                      YEAR-END(#)            FISCAL YEAR-END($)
                                ON                   VALUE
                            EXERCISE(#)        REALIZED ($) (1)
         NAME                                                             EXERCISABLE/               EXERCISABLE/
                                                                          UNEXERCISABLE              UNEXERCISABLE
-----------------------  -------------------  --------------------- -------------------------  --------------------------
George C. McNamee                                                     207,454/41,344              $2,112,275/242,871
Alan P. Goldberg                24,061              277,577           169,193/41,344               1,687,787/242,871
Hugh A. Johnson, Jr                                                    64,807/   ---                 643,931/    ---
Timothy R. Welles                                                      ---   /   ---                  ---   /    ---
Stephen P. Wink                                                        ---   / 9,855                  ---   / 58,997
David J. Cunningham             39,321              247,549            ---   /   ---                  ---   /    ---
----------------------

(1) Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to
Section 16 of the Securities Exchange Act of 1934, all such reports were filed on a timely basis during fiscal year 1997, except for two Forms 3 -- Initial Statement of Beneficial Ownership of Securities that were required to be filed by Messrs. Welles and Wink upon their becoming executive officers of the Company, which were subsequently filed.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

                                    OVERVIEW

         The Executive Compensation Committee establishes the compensation policies applicable to the executive officers of the Company.

                              COMPENSATION POLICIES

         Compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performances, thereby aligning their interests with the interests of the Company's shareholders.

         Salaries of executive officers are intended to be relatively moderate, and are set at levels which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short and long-term corporate performance through annual cash bonuses and stock option grants.

         As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in each of the past three fiscal years, most of the annual cash compensation of Messrs. G. McNamee and Goldberg, the Company's Co-Chief Executive Officers (the "Co-CEOs"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.

                                   BASE SALARY

         A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of the Co-CEOs' recommendations.

         Salaries and salary adjustments are based on the responsibilities, performance, and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighing of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

                            THE STOCK INCENTIVE PLAN

         From time to time, awards under the Stock Incentive Plan have supplemented the bonuses paid to Named Executive Officers. The number of options granted to the executive officers, in general, reflect the decision of the Executive Compensation Committee to allocate a portion of compensation in stock options, the value of which is directly linked to the future financial success of the Company.

                  COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

         The total compensation paid to each of the Company's Co-CEOs for the fiscal year ended December 31, 1997, was $450,000. For fiscal year 1997, each of the Co-CEOs received a base salary of $250,000, additional bonus compensation of $200,000, and stock options for 50,000 shares of Common Stock of the Company. In determining the bonus and other compensation of the Company's Co-CEOs for the fiscal year 1997, the Committee compared the Company's performance to that of industry peers, as well as to the market performance as a whole. Among other things, the Committee considered the performance of the Company's Common Stock, its pre-tax return on equity, its earnings per share and comparable market data.

         The specific bonus an executive receives is dependent on his level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula. Assessments of individual performance are also made annually by the Executive Compensation Committee after receiving the recommendations of the Co-CEOs. Such assessments are based on a number of subjective factors, including individual and corporate performance, initiative, business judgment, and management skills. Messrs. G. McNamee and Goldberg's fiscal year 1997 award reflects each of their significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the financial results for fiscal year 1997.

                                        EXECUTIVE COMPENSATION COMMITTEE

                                        J. Anthony Boeckh
                                        Charles L. Schwager

                                PERFORMANCE GRAPH


         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Financial Services Analytics, Inc. Regional Index, an index of publicly traded regional brokerage firms for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1993, and that all dividends, if any, were reinvested.

Fiscal Year(1)          1993         1994          1995          1995          1996          1997
------------------       ---       -------       -------       -------       -------       -------
First Albany             100        102.71        139.76        172.48        189.25        311.26
S&P 500 Index            100        103.68        134.48        142.57        175.28        233.74
FSA Regional Index       100         77.27        120.94        103.09        149.66        284.65


(1) In 1996, the Company changed its fiscal year to the calendar year, requiring the Company to report both a twelve month and a three month fiscal 1995. Accordingly, the Company's last five fiscal years are as follows: Fiscal 1997:
January 1, 1997 - December 31, 1997; Fiscal 1996: January 1, 1996 - December 31, 1996; Fiscal 1995: October 1, 1995 - December 31, 1995; Fiscal 1995: October 1, 1994 - September 30, 1995; Fiscal 1994: October 1, 1993 - September 30, 1994.


               PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS RELATING TO THE BOARD AND OTHER MATTERS

                                     General

         The Board unanimously adopted and declared advisable, and directed that there be submitted to the Shareholders of the Company for adoption at the Meeting, a resolution that the Certificate of Incorporation and Bylaws be amended in several respects to incorporate the amendments included in the Director Amendments. As more fully discussed below, the Board believes that the various elements of the Director Amendments would, if adopted, effectively reduce the possibility that a third party could effect a sudden or unexpected change in majority control of the Board by making it more time-consuming to gain control of the Board without the support of the incumbent directors. The Director Amendments are not intended to impede a transaction that is approved by the Board or in which all Shareholders are offered substantially the same price for their shares. However, adoption of the Director Amendments may have significant effects on the ability of Shareholders of the Company to acquire and exercise control, to change the composition of the incumbent Board and to benefit from certain transactions which are opposed by the incumbent Board even though they may be favored by a majority of the Shareholders. Accordingly, Shareholders are urged to read carefully the following sections of this Proxy Statement, which summarize Exhibits A and B to this Proxy Statement which set forth the full text of the Director Amendments before voting on the Director Amendments. Unless each of the amendments included in the Director Amendments is approved at the Meeting, none of such amendments will be implemented. The Board determined to present the Director Amendments to the Shareholders at the Meeting for the reasons described in greater detail below.

         IT SHOULD BE NOTED THAT THE EFFECT OF THE PROPOSED AMENDMENTS, IF ADOPTED, WILL BE TO AFFORD SUBSTANTIAL SECURITY TO THE BOARD AND MANAGEMENT TO REMAIN IN THEIR CURRENT POSITIONS AND TO MAKE CHANGES OF CONTROL NOT FAVORED BY THE BOARD MORE DIFFICULT.

         Summary of Proposed Amendments. The proposed amendments to the Certificate of Incorporation and Bylaws included in the Director Amendments, each of which will be voted on as a separate proposal, would (1) classify the Board of Directors into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year;
(2) provide that the number of directors of the Company shall be fixed from time to time by the Board of Directors within the range provided in the Bylaws; (3) provide that directors may be removed for any reason by a majority vote of the Board or for any reason by the approval of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class; (4) require that advance notice of Shareholder proposals and nominations and certain related information be given in the manner provided for in the Bylaws; and (5) provide that the Shareholder vote required to amend or repeal the foregoing provisions of the Certificate of Incorporation and certain related Bylaw provisions, or to adopt any provision inconsistent therewith, shall be 80% of the Voting Stock, voting together as a single class.

         Further, the Board has unanimously approved substantially identical amendments to the Bylaws as well as additional related amendments to the Bylaws that, among other things, would (1) provide that advance notice of Shareholder nominations of directors and of Shareholder proposals of business to be conducted at annual meetings of Shareholders be given and that certain information be provided with respect to such nominations or proposals in the manner provided in the Bylaws; and (2) provide that the number of directors of the Company be fixed exclusively by the Board within the range established in the Bylaws (the "Bylaw Amendments"). ALTHOUGH THE CURRENT BYLAWS DO NOT REQUIRE SHAREHOLDER APPROVAL OF THE BYLAW AMENDMENTS, THE BOARD HAS DETERMINED TO SUBMIT THE BYLAW AMENDMENTS FOR ADOPTION BY THE SHAREHOLDERS AS PART OF THE DIRECTOR AMENDMENTS.

                     DESCRIPTION OF THE PROPOSED AMENDMENTS

         Classification of the Board of Directors. The Bylaws currently provide that directors are to be elected to the Board annually for a term of one year and fix the number of directors of the Company at nine, but this number may be increased or decreased by an amendment to the Bylaws, except that the number shall never be less than three nor more than nine. The proposed Article EIGHTH of the Certificate of Incorporation and the proposed amendment to Section 2.03 of Article II of the Bylaws provide that the Board shall be divided into three classes of directors. If the Director Amendments are adopted, the Company's directors will be divided into three classes, with three directors serving for an initial term expiring at the 1999 Annual Meeting of Shareholders, three directors serving for an initial term expiring at the 2000 Annual Meeting of Shareholders and three directors serving for an initial term expiring at the 2001 Annual Meeting of Shareholders (or, in all cases, until their respective successors are duly elected and qualified). Starting with the 1999 Annual Meeting of Shareholders, one class of directors will be elected each year for a three-year term. See "Election of Directors" as to the initial composition of each class of directors if the Director Amendments are adopted.

         Directors of the Company are now elected by the holders of a plurality of the votes cast. The classification of directors will have the effect of making it more difficult to change the over-all composition of the Board. At least two Shareholders' meetings, instead of one, will be required for Shareholders to effect a change in a majority of the Board. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's affairs and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. As described in greater detail below, the Board has taken note of the fact that a classified Board may discourage potential bidders from making unsolicited bids for the Company or from engaging in proxy contests, thereby depriving some Shareholders of the opportunity to participate in and potentially benefit from these types of transactions. However, the Board has determined that these potential benefits are outweighed by the potential negative effects, described below, that these types of transactions may have on the Company and the Shareholders as a whole.

         Removal of Directors; Fixing the Number of Directors; Filling Vacancies on the Board. Currently, the Bylaws provide that directors may be removed with or without cause by a vote of the majority of the shares present at a meeting at which there is a quorum. Removal "for cause" may include breach of fiduciary duty or physical and/or mental inability to fulfill the duties of a director. The proposed amendment to Article EIGHTH of the Certificate of Incorporation and the proposed amendment to Section 2.05 of Article II of the Bylaws provide that a director, or the entire Board, may be removed for any reason by a majority vote of the Board or for any reason by the affirmative vote of the holders of at least 80% of the Voting Stock.

         Currently, Section 2.02 of Article II of the Bylaws provides that the exact number of directors may be fixed (within the range established by the Bylaws) by vote of the Shareholders or by resolution adopted by the Board. The proposed Section 2.02 of Article II of the Bylaws gives the Board the exclusive right to fix the number of directors within the range established in the Bylaws.

         Currently, Section 2.06 of Article II of the Bylaws provides that a vacancy on the Board, including a vacancy created by an increase in the number of directors, may be filled by the remaining directors, though less than a quorum, or by the Shareholders. The proposed Article EIGHTH of the Certificate of Incorporation and Section 2.06 of Article II of the Bylaws retain the provision that a vacancy created by an increase in the number of directors may be filled by the remaining directors, but reserves the right to fill such vacancy to the Board alone and does not permit Shareholders to fill such vacancies. In addition, proposed Article EIGHTH of the Certificate of Incorporation and Section 2.06 of Article II of the Bylaws provide that any new director elected to fill a vacancy on the Board will serve for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. These sections also provide, as do the current Bylaws, that no decrease in the number of directors shall shorten the term of any incumbent.

         The foregoing proposed amendments to the Certificate of Incorporation and Bylaws will preclude the holders of less than 80% of the Voting Stock from removing incumbent directors without cause, and will preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. Moreover, the provisions giving the Board the exclusive right to fix the number of directors and providing that newly-created directorships are to be filled only by the Board would prevent those seeking majority representation on the Board from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby with their own nominees. Accordingly, these amendments will limit the ability of Shareholders controlling a majority of the voting power from taking certain actions designed to change the composition of the Board, whether or not such change is warranted. These amendments also may have the effect of discouraging accumulations of stock or unsolicited bids by Shareholders interested in effecting a change of control of the Company.

         Notice of Shareholder Nominations and Proposals. Proposed Article EIGHTH of the Certificate of Incorporation provides that advance notice of Shareholder nominations for the election of directors must be made as provided in the Bylaws. Proposed Section 1.13 of Article I of the Bylaws provides that nominations for the election of directors, as well as Shareholder proposals of business to be considered at an annual meeting, may be made by or at the direction of the Board or by any Shareholder of the Company who is entitled to vote at the meeting and provides a procedure for such Shareholder nominations and proposals. Shareholders intending to nominate director candidates for election or propose business to be presented to the Shareholders at an annual meeting must deliver written notice thereof to the Secretary of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the Company. Shareholders intending to nominate director candidates for election at a special meeting of Shareholders must deliver written notice of nomination to the Secretary not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth
(70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

         The proposed Bylaw further provides that notices of Shareholder nominations and notices of Shareholder proposals for business to be conducted at an annual meeting must set forth certain information concerning the Shareholder and the nominees or the proposals, as the case may be. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in the solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such Shareholder as they appear on the Company's books, and of such beneficial owner, and the class and number of shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner. The chairman of the meeting may refuse to acknowledge the nomination of any person or any proposal to be presented to the Shareholders not made in compliance with the foregoing procedures. Neither the Certificate of Incorporation nor the Bylaws currently contain comparable provisions or prescribe any procedure governing nominations of directors or proposals by Shareholders of business to be conducted at annual meetings.

         The procedures for Shareholder nominations and Shareholder proposals, coupled with the advance notice requirement, by regulating Shareholder nominations and other proposals, affords the Board the opportunity to consider the qualifications of the proposed nominees and the merits of any business proposed to be conducted and, to the extent deemed necessary or desirable by the Board, inform Shareholders about the qualifications of nominees or the merits of any proposals, as the case may be. Although this amendment to the Bylaws does not afford the Board any power to approve or disapprove Shareholder nominations for election of directors or Shareholder proposals and will not preclude Shareholder nominations or proposals if the prescribed procedures are followed, it may have the effect of eliminating both contests for the election of directors and proposals by Shareholders of actions to be taken by the Company if the proper procedures are not followed. In addition, the amendment may deter a third party from conducting a solicitation of proxies or otherwise attempting to elect its own slate of directors or proposing that the Company take certain actions without regard to whether this might be harmful or beneficial to the Company and its Shareholders. Nothing in the amendments however, shall affect the right of Shareholders to have proposals to be considered at an annual meeting, as well as a supporting statement, included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Super-majority Vote of Shareholders for Amendment or Repeal of Proposed Amendments to the Certificate of Incorporation and Bylaws. Under the New York Business Corporation Law (the "NYBCL"), amendments to the Certificate of Incorporation require the approval of the Board and of the holders of a majority of the outstanding shares entitled to vote thereon. The NYBCL also permits provisions in the Certificate of Incorporation requiring a greater vote than otherwise required by law for any corporate action. With respect to such super-majority provisions, the NYBCL requires that any amendment or repeal thereof be approved by such greater Shareholder vote. If the Director Amendments are adopted, the concurrence of the holders of at least 80% of the Voting Stock would be required for the amendment or repeal of, or the adoption of any provision inconsistent with, the amendments included in the Director Amendments. In addition, under proposed Article SEVENTH of the Certificate of Incorporation, none of the Bylaw provisions specified therein may be amended or repealed, nor may any provision inconsistent therewith be adopted, without the concurrence of the holders of at least 80% of the Voting Stock, although the Bylaws may be amended or repealed, or provisions inconsistent therewith may be adopted, in the future by the Board without the requirement of Shareholder approval.

         The requirement of a super-majority Shareholder vote is designed to prevent Shareholders controlling less than 80% of the voting power of the Company from avoiding the requirements of the various Director Amendments by simply repealing them. The increased voting requirements enable the holders of shares representing more than 20% of the voting power of the Company to prevent certain amendments to the Certificate of Incorporation or Bylaws, even if such amendments were desired by the holders of a majority of the outstanding voting power. The Co-CEOs will be entitled to vote 1,330,000 of the 5,886,806 shares of Common Stock entitled to vote at the Meeting, or 22.59% of such shares. Accordingly, as long as the Co-CEOs continue to own such a significant percentage of the outstanding shares, the requisite 80% vote to remove a director or to amend or repeal, or adopt any provision inconsistent with, any of the amendments to the Certificate of Incorporation or Bylaws discussed herein will not be obtained if any such provision is not supported by the Co-CEOs, even if supported by a majority of the Company's Shareholders.

                 PURPOSE AND EFFECTS OF THE DIRECTOR AMENDMENTS

         The purpose of the Director Amendments is to discourage certain types of transactions, described below, which involve an actual or threatened change of control of the Company. The proposed amendments are designed to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the Company's vulnerability to an unsolicited proposal for the takeover of the Company that does not contemplate the acquisition of all the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company. While the Board recognizes that such takeovers might in some circumstances be beneficial to Shareholders, it believes that, as a general rule, such takeovers are not in the best interests of the Company and its Shareholders insofar as they do not permit the Board the strongest possible negotiating position. The Board considered the level and intensity of recent merger and acquisition activity, including the consolidation trends among regional investment banks and securities companies. The Board determined that it was an appropriate time to review the Company's vulnerability to, and ability to discourage, certain types of unsolicited transactions that could interfere with the continuity of the Board and management while not offering maximum value to shareholders. The Board is not considering, and is not aware of, any current proposals relating to a change of control of the Company.

         The 1980's provide many examples of accumulations of substantial stock positions in public companies by third parties as a prelude to proposing a takeover, restructuring or sale of all or part of such companies or other similar extraordinary corporate action. Such actions were often undertaken by a third party without advance notice to, or consultation with, management of the company. In many cases, the purchaser sought representation on the company's board of directors in order to increase the likelihood that its proposal would be implemented by the company. If the company resisted the efforts of the purchaser to obtain representation on the company's board, the purchaser would commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser was not truly interested in taking over the company, but used the threat of a proxy fight and/or a bid to take over the company as a means of obtaining some special benefit, such as a repurchase of its equity position at a premium over market price, not available to other Shareholders. While the early 1990's witnessed a decline in these types of transactions and the NYBCL has imposed limits on certain share repurchases at above market prices, the techniques described above remain available and the Company could potentially find itself subject to such abusive tactics.

         The Board believes that the imminent threat of removal of incumbent directors and the Company's management would severely curtail its ability to negotiate effectively with such purchasers. The Board and management would be deprived of the time and information necessary to evaluate a takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction which the Company may ultimately undertake. The Director Amendments will help ensure that the Board, if confronted by a proposal from a third party which has acquired a significant block of Common Stock, will have sufficient time to review the proposal and any appropriate alternatives.

         Takeovers or changes in the Company's Board or management which are proposed and effected without prior negotiation with the Board are not necessarily detrimental to the Company and its Shareholders. Moreover, the proposed Director Amendments will make a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board more difficult and could thus increase the likelihood that incumbent directors will retain their positions. In addition, since these amendments, in conjunction with the NYBCL, are designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective may be to have such stock repurchased by the Company at a premium, adoption of these amendments could tend to reduce temporary fluctuations in the market price of the Company's stock which could result from accumulations of large blocks of stock. Accordingly, Shareholders could be deprived of certain opportunities to sell their stock at temporarily higher market prices. The Board believes however, that the benefits of protecting its ability to exercise its discretion to negotiate with or to resist an unfriendly or unsolicited proposal to take over or restructure the Company and to seek out appropriate alternatives, if desirable, outweigh these disadvantages.

         Although approximately 87%, 93% and 95% of the total shares of Common Stock eligible to vote at each of the 1995, 1996 and 1997 Annual Meetings of Shareholders of the Company, respectively, were voted at such meetings, the Co-CEOs will be entitled to vote 1,330,000 of the 5,886,806 shares of Common Stock entitled to vote at the Meeting, or 22.59% of such shares. Accordingly, as long as these attendance patterns continue or as long as officers and directors continue to own such a significant percentage of the outstanding shares, the requisite 80% vote to remove a director or to amend or repeal, or adopt any provision inconsistent with, any of the amendments to the Certificate of Incorporation or Bylaws discussed above will not be obtained if any such provision is not supported by the Co-CEOs.

         Moreover, while it is impossible to predict with any degree of certainty what impact adoption of the Director Amendments will have on the potential realizable value of a Shareholder's investment, particularly in light of the myriad of factors that can and will impact value, the Board does not believe that implementation of these proposals ultimately will negatively impact Shareholder value. It is conceivable that adoption of the Director Amendments will discourage potential acquirers from launching certain types of unsolicited transactions aimed at taking control of the Company, thereby denying Shareholders the opportunity to sell their shares, potentially at a premium to current market prices, to these potential bidders. However, the Board has noted that many large U.S. public corporations have adopted similar classified board structures which have not deterred acquisitions of these corporations through negotiated transactions. In fact, as discussed above, the Board's purpose in recommending adoption of the Director Amendments is to encourage those who seek control of the Company to negotiate with the Board, thereby giving the Board an opportunity to resist abusive takeover tactics that might permit a change of control that does not offer the most value to Shareholders and to structure a transaction in which all Shareholders are permitted to participate. As such, the Board believes that adoption of the Director Amendments may ultimately enhance the potential realizable value of a Shareholder's investment.

         The Certificate of Incorporation does not currently permit cumulative voting in the election of directors and the Bylaws provide that a plurality of the votes cast in any election of directors shall elect directors. Accordingly, the holders of a majority of the Voting Stock can now elect all of the directors being elected at any annual or special meeting of the Company's Shareholders. It should be noted that the amendments included in the Director Amendments, if adopted at the Meeting, will be in effect at all times and will be applicable to all elections of directors of the Company. Therefore, removal of incumbent directors (even if favored by a majority of Shareholders or for reasons such as poor performance) will be considerably more difficult, if not impossible, if the Director Amendments are adopted.

         Existing federal and state laws provide some protection to shareholders in connection with attempts to acquire control of a corporation. Federal securities laws and regulations generally govern the disclosure required to be made to shareholders in the process of a solicitation for proxies in a proxy contest as well as in connection with business combinations. The Company is incorporated under New York law, which contains certain "business combination" provisions that limit stock acquisitions and business combinations involving corporations incorporated in New York and any person who acquires 20% or more of a corporation's voting shares, and "anti-greenmail" provisions, which restrict such corporations from purchasing more that 10% of its stock from any single shareholder, in either case, unless the Board approves the transaction or certain other requirements are met.

         Except as described below, the Certificate of Incorporation and Bylaws currently do not contain provisions intended by the Company to have or, to the knowledge of the Board, an anti-takeover effect. The Board has no current intention of soliciting a Shareholder vote on any other proposals which could have such an effect. The Bylaws do not permit Shareholders to call a special meeting. This may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board or the President of the Company. The Company does have authorized 500,000 unissued shares of Preferred Stock and 4,056,621 unissued and unreserved shares of Common Stock which, in the case of the Preferred Stock, could be issued with voting power and other rights fixed by the Board without shareholder approval, except as required by applicable law or the rules of the National Association of Securities Dealers, Inc. ("NASD"). Although the Board presently has no intention of doing so, these shares could be issued (subject to applicable law and the rules of the NASD) in certain amounts or to certain holders or, in the case of the Preferred Stock, in a manner (e.g., by giving them disproportionate or class voting rights), which could have the effect of discouraging takeover attempts and making it more difficult (particularly if the Director Amendments are adopted at the Meeting) to obtain the vote required for approval of matters submitted to Shareholders of the Company.

         Rights Agreement. The Board considered adoption of a rights agreement in conjunction with the adoption of the Director Amendments. The Board believes that the Director Amendments and the Rights Agreement (defined below) function together to protect the Company and its shareholders from takeover abuses by giving the Board time to fully evaluate an unsolicited offer without facing an imminent threat of removal through a proxy contest or loss of control in a surprise tender offer. On March 27-28, 1998, the Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid on March 30, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Company at a price of $56.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 30, 1998 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         The Rights will be distributed (the "Distribution Date") to Shareholders upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than George C. McNamee and Alan P. Goldberg in each case for so long he owns at least 5% of the Common Stock) have acquired beneficial ownership of 15% or more of the outstanding Common Stock of the Company (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock. Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of the Summary of Rights attached as Exhibit C to the Rights Agreement.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on March 30, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment to prevent dilution.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which the shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right. The holder of each Right would be entitled to purchase $112 worth of Common Stock from the Company for $56. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. The holder of each Right would be entitled to purchase $112 worth of Common Stock from the Company for $56.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, including an amendment to (a) lower certain thresholds described above to not less than the greater of (i) and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than persons not deemed an Acquiring Person) and (ii) 10%, (b) fix a Final Expiration Date later than March 30, 2008, (c) reduce the Redemption Price or (d) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

         The Rights will have the effect of discouraging takeover attempts of the Company by causing significant dilution to any person who acquires more than 15% of the Common Stock without the approval of the Board, even if such acquisition is favored by a majority of the shareholders.

         Adoption of the Director Amendments will not affect the listing of the Common Stock on the NASDAQ National Market System.

         THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR AMENDMENTS.

         If adopted, each of the Director Amendments (including the Bylaw Amendments) will become effective upon filing with the Department of State of the State of New York.


                 SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS

         The Board has recommended that the accounting firm of Coopers & Lybrand L.L.P. be selected as the Company's independent auditors for the fiscal year ending December 31, 1998, subject to shareholder ratification.

         Coopers & Lybrand L.L.P. conducted the audit for the fiscal year ended December 31, 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

         In the event the shareholders fail to ratify the selection of Coopers & Lybrand L.L.P., the selection of independent auditors will be submitted to the Board for reconsideration and selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

         Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 1999 must do so no later than December 14, 1998.

         You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                              By Order of the Board of Directors

                                              /s/ Stephen P. Wink
                                              ----------------------------------
                                              Stephen P. Wink
                                              Secretary


April 13, 1998

                                                                      EXHIBIT A

                  AMENDMENTS TO CERTIFICATE OF INCORPORATION OF
                           FIRST ALBANY COMPANIES INC.


         1.       A NEW ARTICLE SEVENTH SHALL BE ADDED AND READ AS FOLLOWS:

                  "SEVENTH, (A) The Board of Directors shall have the power to adopt, amend and repeal Bylaws of the Corporation. Any Bylaws made by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto. Notwithstanding the previous sentence and anything contained in this Certificate of Incorporation to the contrary, Sections 1.02 and 1.13 of Article I, Sections 2.02, 2.03,
         2.05 and 2.06 of Article II and Section 6.10 of Article VI of the Bylaws of the Corporation shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, by the shareholders without the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class. For purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                  (B) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH."

         2.       A NEW ARTICLE EIGHTH SHALL BE ADDED AND READ AS FOLLOWS:

                  "EIGHTH, (A) Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed in the Bylaws.

                  (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  (C) The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, and designated as Class I, Class II and Class III. Class I directors shall be initially elected at the 1998 annual meeting of shareholders for a term expiring at the 1999 annual meeting of shareholders, Class II directors shall be initially elected at the 1998 annual meeting of shareholders for a term expiring at the 2000 annual meeting of shareholders, and Class III directors shall be initially elected at the 1998 annual meeting of shareholders for a term expiring at the 2001 annual meeting of shareholders. At each succeeding annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are elected and qualified.

                  (D) Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

                   (E) Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, for any reason by a majority vote of the Board of Directors or for any reason by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

                  (F) Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors in accordance with the Bylaws, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

                  (G) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH."

                                                                       EXHIBIT B

                           AMENDMENTS TO THE BYLAWS OF
                           FIRST ALBANY COMPANIES INC.


         1. A NEW SECTION 1.13 OF ARTICLE I OF THE BYLAWS SHALL BE ADDED AND READ AS FOLLOWS:

                  "Section 1.13 Notice of Shareholder Business and Nominations.

                  (A) Annual Meetings of Shareholders.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or
         (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 1.13 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this Section 1.13, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the New York Business Corporation Law. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this paragraph (A)(2) of this Section
         1.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

                  (B) Special Meeting of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this paragraph (B) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice as required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth
         (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13.

                  (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 1.13, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.13 and, if any proposed nomination or business is not in compliance with this
         Section 1.13, to declare that such defective proposal or nomination shall be disregarded.

                  (3) For purposes of this Section 1.13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (4) Notwithstanding the foregoing provisions of this Section 1.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13. Nothing in this
         Section 1.13 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation."

         2. SECTION 2.02 OF ARTICLE II OF THE BYLAWS SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 2.02 Number. Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but shall consist of not more than fifteen (15) nor less than the minimum number required by law."

         3. SECTION 2.03 OF ARTICLE II OF THE BYLAWS SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 2.03 Election and Term. The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into three classes, and designated as Class I, Class II and Class III. Class I Directors shall be initially elected at the 1998 annual meeting of shareholders for a term expiring at the 1999 annual meeting of shareholders, Class II Directors shall be initially elected at the 1998 annual meeting of shareholders for a term expiring at the 2000 annual meeting of shareholders, and Class III Directors shall be initially elected at the 1998 annual meeting of shareholders for a term expiring at the 2001 annual meeting of shareholders. At each succeeding annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are elected and qualified."

         4. SECTION 2.05 OF ARTICLE II OF THE BYLAWS SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 2.05 Removal of Directors. Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, for any reason by a majority vote of the Board of Directors or for any reason by the affirmative vote of the holders of at least 80% of the then outstanding Voting Stock (as defined below), voting together as a single class. For purposes of these Bylaws, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors."

         5. SECTION 2.06 OF ARTICLE II OF THE BYLAWS SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 2.06 Newly Created Directorships and Vacancies. Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors in accordance with these Bylaws, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director."

         6. SECTION 6.10 OF ARTICLE VI OF THE BYLAWS SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 6.10 Amendment of Bylaws. (A) By the Shareholders. Subject to the provisions of the Certificate of Incorporation and these Bylaws, these Bylaws may be altered, amended or repealed, or new Bylaws adopted, at any special meeting of the shareholders if duly called for that purpose, or at any annual meeting, by the affirmative vote of a majority of the votes of the shares entitled to vote in the election of any directors.

                  (B) By the Board of Directors. Subject to the Business Corporation Law of the State of New York, the Certificate of Incorporation and these Bylaws, these Bylaws may also be amended or repealed, or new Bylaws adopted, by the Board of Directors."

[X]      PLEASE MARK VOTES                                         Form of Proxy
         AS IN THIS EXAMPLE


                           FIRST ALBANY COMPANIES INC.


1.    The Election of Directors:

          The Nominees:

                                                                                                              For All
                                                                                       For       Withhold     Except
          GEORGE C. MCNAMEE                           HUGH A. JOHNSON, JR.
                                                                                       [ ]         [ ]          [ ]
          ALAN P. GOLDBERG                            DANIEL V. MCNAMEE III
          PETER BARTON                                CHARLES L. SCHWAGER
          J. ANTHONY BOECKH                           BENAREE P. WILEY
          WALTER M. FIEDEROWICZ

          NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name.
     Your shares will be voted for the remaining nominee(s).

                                                                                       For       Against      Abstain

2. To act upon a series of proposed amendments to the Company's Certificate of Incorporation and Bylaws to:

          (a)   Classify the Board of Directors into three classes, each of            [ ]         [ ]          [ ]
         which, after a transitional arrangement, will serve for three years, with one class being elected each year.

          (b)   Provide that the number of directors of the Company shall be           [ ]         [ ]          [ ]
         fixed from time to time by the Board of Directors within the range provided in the Bylaws of the Company.


          (c)   Provide that directors may be removed for any reason by a              [ ]         [ ]          [ ]
         majority vote of the Board of Directors or for any reason by the affirmative vote of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors.


          (d)   Require that advance notice of shareholder proposals and               [ ]         [ ]          [ ]
         nominations and certain related information be given in the manner provided for in the Bylaws.

          (e)   Provide that the shareholder vote required to amend or repeal          [ ]         [ ]          [ ]
         the foregoing provisions of the Certificate of Incorporation and certain related provisions of the Bylaws, or to adopt any provision inconsistent therewith, shall be 80% of the voting power of the Company entitled to vote generally in the election of directors.

3.   The Ratification of the Selection of Coopers & Lybrand L.L.P. as Certified
     Public Accountants to audit the financial statements of the Company for the       [ ]         [ ]          [ ]
     fiscal year ending December 31, 1998.
                                                                                       [ ]         [ ]          [ ]
4.   In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
                                                                                                                [ ]
     Mark box at right if you plan to attend the Annual Meeting.
                                                                                                                [ ]
     Mark box at right if an address change or comment has been noted on the reverse side of this card.

RECORD DATE SHARES:


Please be sure to sign and date this Proxy.                                 Date

Stockholder sign here                                         Co-owner sign here


DETACH CARD

                           FIRST ALBANY COMPANIES INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval.
These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 14, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

First Albany Companies Inc.

                           FIRST ALBANY COMPANIES INC.
                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


George C. McNamee and Alan P. Goldberg, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all Common Stock of First Albany Companies Inc. held of record by the undersigned on March 30, 1998 at the Annual Meeting of Stockholders to be held at 10:00 A.M. (EDT) on Thursday, May 14, 1998 at the offices of the Company at 30 South Pearl Street, Albany, New York, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.

            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.


HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?